UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 1, 2022

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware		001-35761		75-3241967
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

800 2nd Avenue S.				33701
Saint Petersburg,	FL
(Address of principal executive offices)				(Zip Code)

		(727)	895-7737
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	UIHC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On August 1, 2022, Demotech, Inc. announced that the Financial Stability Rating (“FSR”) of United Insurance Holding Corp.’s (“UIHC’s” or “the Company’s”) insurance subsidiary, United Property & Casualty Insurance Company (“UPC”) was downgraded from “A” or “Exceptional,” to “M” or “Moderate.” The FSR of the Company’s insurance subsidiaries American Coastal Insurance Company and Interboro Insurance Company remained at “A.”

The downgrade may, among other things, cause an inability for UPC to obtain reinsurance coverage. It may also cause UPC’s products to be unacceptable to mortgage lenders and prevent agents from selling and servicing UPC products. The Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) require that property insurance policies for properties with a mortgage backed by Fannie Mae or Freddie Mac must be written by a property insurance carrier meeting certain financial rating requirements, and a FSR of "M" or "Moderate" does not qualify. However, Fannie Mae and Freddie Mac each provide an exception to the financial rating requirements if an insurer is covered by a reinsurer who assumes by endorsement 100% of the insurer’s liability for any covered loss payable but unpaid by the insurer for reason of insolvency.

As a result of Fannie Mae and Freddie Mac financial rating requirements and the FSR downgrades, on August 2, 2022, the Florida Office of Insurance Regulation (“FLOIR”), approved a reinsurance arrangement whereby Citizens Property Insurance Corporation (“Citizens”) will offer a reinsurance arrangement effective through June 1, 2023 to insurers that do not have an acceptable FSR as required for the secondary mortgage market. Under the reinsurance arrangement, Citizens will be responsible for losses in excess of covered claims as defined in Section 631.54(4), Florida Statutes and only if the downgraded insurer becomes insolvent. The Citizens reinsurance arrangement only covers Florida policies. As of August 2, 2022, UPC has been approved by the FLOIR as eligible to participate in the reinsurance program.

UPC's policies in the Southeast states of Georgia, North Carolina and South Carolina are covered by a 100% quota share arrangement with HCI Group, Inc. UPC business written in New York is covered by a 100% quota share arrangement with Interboro Insurance Company. While UPC maintains these 100% quota share arrangements, we are uncertain whether these arrangements are acceptable for mortgages backed by Fannie Mae or Freddie Mac.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.
August 4, 2022	By:	/s/ B. Bradford Martz
B. Bradford Martz, Chief Financial Officer and President (principal financial officer and principal accounting officer)